Exhibit (a)(1)(H)

KEYW Tender Offer Website

Login Page

Welcome Page

Election Page

Review Election Page

Submit Election Page

Print Election Page

Printable Page

Breakeven Calculator Page

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Welcome | Sign On

https://keyw.equitybenefits.com

KEYW

KEYW Stock Option Exchange Program
("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome to your Exchange Program website!

Please enter your Login ID and Password.

If you have misplaced or did not receive your password, click here.

Login ID: 12345 (Not Case Sensitive)

Password: ●●●●●●●●●● (Case Sensitive)

ENTER

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Welcome

https://keyw.equitybenefits.com/WebSite/Screens/Welcome.aspx

KEYW

KEYW Stock Option Exchange Program ("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome: **Test User**

Home Logout

Learn

Click on any of the links below to learn more.

- Offer to Exchange
- FAQs
- Tender Offer Educational Webcast - Message from the CEO
- Schedule TO – Tender Offer Statement
- 2013 Plan Document

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 30 days left to elect whether to keep your Eligible Stock Options or exchange some or all of them for Restricted Stock Units.

You elected to exchange All of your options.

Make / View / Change My Elections

Print My Election Confirmation

Need Help?

Contact optionexchange@keywcorp.com

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.

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Make My Elections

https://keyw.equitybenefits.com/WebSite/Screens/ViewElect.aspx

KEYW

KEYW Stock Option Exchange Program ("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome: **Test User** Home Logout

Make My Elections (Step 1 of 4)

Indicate your decision to tender your Eligible Stock Options identified below for exchange for new Restricted Stock Units ("RSUs") by selecting the "Yes" choice in the Election column.

If you do not want to tender one or more of your Eligible Stock Options for exchange, select "No" choice in the Election column for those particular options.

If you do not select the "Yes" choice with respect to an Eligible Stock Option, your election with respect to that Stock Option will default to "No". In that event, the Eligible Stock Option will not be exchanged.

You may not tender only a portion of an Eligible Stock Option

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

- Offer to Exchange
- FAQs
- Tender Offer Educational Webcast - Message from the CEO
- Schedule TO – Tender Offer Statement
- 2013 Plan Document

Breakeven Calculator

Eligible Stock Options					Replacement Awards		
Option Number	Grant Date	Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Election
GNUM1	12/03/2012	$12.93	3,000	3,000	RSU	1,000	Yes ◉ No ○

Cancel Continue

Need Help?

Contact
optionexchange@keywcorp.com

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.

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Confirmation

https://keyw.equitybenefits.com/WebSite/Screens/Confirmation.aspx?Type=

KEYW

KEYW Stock Option Exchange Program
("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome: **Test User** Home Logout

Review My Election (Step 2 of 4)

You have made the following elections with respect to your eligible options:

Eligible Stock Options					Replacement Awards		
Option Number	Grant Date	Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Election
GNUM1	12/03/2012	$12.93	3,000	3,000	RSU	1,000	Yes No

Cancel Continue

Need Help?
Contact optionexchange@keywcorp.com

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.

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Agreement

https://keyw.equitybenefits.com/WebSite/Screens/Agreement.aspx

KEYW

KEYW Stock Option Exchange Program
("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome: **Test User** Home Logout

Submit My Elections (Step 3 of 4)

I acknowledge my election is subject to the terms, conditions and restrictions contained in the offering materials.

Email Address: webdev@sos-team.com

Employee ID: 12345

An email will be sent to the email address above confirming your election after you select the "I AGREE" button below.

Go Back / Cancel | I AGREE

Need Help?
Contact optionexchange@keywcorp.com

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.

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PrintConfirmation

https://keyw.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

KEYW

KEYW Stock Option Exchange Program
("Exchange Program")
Opens June 15, 2016
Closes July 14, 2016 at 5:00 p.m. ET

Welcome: **Test User** Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Eligible Stock Options					Replacement Awards		
Option Number	Grant Date	Price ($)	Shares Outstanding	Shares Vested	Type	Shares	Election
GNUM1	12/03/2012	$12.93	3,000	3,000	RSU	1,000	Yes

Print Confirmation | Logout | Return to Welcome Page

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.

Breakeven Calculator - Mozilla Firefox

https://keyw.equitybenefits.com/WebSite/Screens/Calculator-OptionToRSU.aspx

KEYW

Stock Option for RSU Exchange

Breakeven Calculator

This Breakeven Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from exchanged options or the RSUs to be granted pursuant to the offer if you choose to exchange your eligible options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from an RSU only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on an RSU is greater than for an exchanged option at the assumed prices you enter, you would be able to profit from the RSU only if it actually vests. In addition, this Breakeven Calculator does not take into consideration the difference in taxation between RSUs and stock options. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

What Price Must The Company's Stock Reach Before the Value of My Eligible Option Grants = the Value of the New RSUs?

Future price at which the gain from my exercised options (if I did not enter into the exchange) would equal the value of New RSUs.

Step 1: Select the Grant Number of the Eligible Option Grant to be Valued	GNUM1
Per Share Exercise Price of Eligible Option Grant	$12.93
Number of Shares subject to Eligible Option Grant	3,000
Press to Calculate Breakeven	Calculate
Exchange Ratio for Eligible Option Grant Selected in Step 1	0.3333
New RSU Shares	1000
Breakeven Stock Price	$19.394

The breakeven stock price is the price at which the value of the options exchanged is equal to the value of the RSUs received. Any future stock price greater than the breakeven price would result in the options being more valuable than the RSUs received after the exchange.

What is the Potential Value of My Eligible Option Grants and New RSUs at a Future, Hypothetical Price?

Step 2: Enter Hypothetical Stock Price to Calculate Values	
Press to Calculate Values	Calculate
Value of Eligible Option Grants at Stock Price Entered in Step 2	
Value of New RSUs at Stock Price Entered in Step 2	

Reset

Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information received using the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Breakeven Calculator, The Company makes no forecast or projection regarding the value of the restricted stock units that will be granted in the Exchange Offer or as to the future market price of KEYW's common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Breakeven Calculator.

The Exchange Program is being made pursuant to the terms and conditions set forth in the KEYW Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission and available to you free of charge on this Exchange Program website or at www.sec.gov. You should read these written materials carefully because they contain important information about the Exchange Program, including risks related thereto.